SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

DIGITAL GENERATION SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 13, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Digital Generation Systems, Inc. (the “Company”), which will be held at the Marriott Hotel, 223 W. Las Colinas Blvd., Irving, Texas 75039, on Tuesday, November 18, 2003 at 10:00 a.m. local time.

Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope at your earliest convenience.

On behalf of the Board of Directors, I would like to express our appreciation of your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Omar A. Choucair Secretary

DIGITAL GENERATION SYSTEMS, INC.

750 W. John Carpenter Freeway

Irving, Texas 75039

Notice of Annual Meeting of Stockholders

to be held November 18, 2003

The Annual Meeting of Stockholders (the “Annual Meeting”) of Digital Generation Systems, Inc. (the “Company”) will be held at the Marriott Hotel, 223 W. Las Colinas Blvd., Irving, Texas 75039, on Tuesday, November 18, 2003 at 10:00 a. m. local time for the following purposes:

1.	To elect two directors, to serve for three-year terms or until their successors have been duly elected and qualified; and

2.	To ratify the selection of KPMG LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003.

The foregoing proposals are more fully described in the accompanying Proxy Statement. Only stockholders of record at the close of business on October 3, 2003 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of such stockholders will be available at the Annual Meeting and at least ten days prior to the Annual Meeting during normal business hours at the Company’s headquarters located at 750 W. John Carpenter Freeway, Irving, Texas 75039 for examination by any stockholder.

Whether or not you plan to attend the Annual Meeting, please date, execute and promptly return the enclosed proxy card to the Company in the enclosed addressed and stamped envelope. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the Annual Meeting, withdrawing the proxy and voting in person.

By Order of the Board of Directors,

Omar A. Choucair Secretary

October 13, 2003

DIGITAL GENERATION SYSTEMS, INC.

750 W. John Carpenter Freeway

Irving, Texas 75039

972-581-2000

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 18, 2003

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Digital Generation Systems, Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders of the Company to be held at the Marriott Hotel, 223 W. Las Colinas Blvd., Irving, Texas 75039, on Tuesday, November 18, 2003, at 10:00 a. m. local time and at any adjournments or postponements thereof (the “Annual Meeting”). Shares represented by proxy cards in the form enclosed will be voted at the Annual Meeting if the proxy card is properly executed, returned to the Company before the Annual Meeting and not revoked. Any stockholder giving a proxy may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the Annual Meeting, withdrawing the proxy and voting in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy. These proxy materials were first mailed to stockholders on or about October 13, 2003.

PURPOSE OF MEETING

At the Annual Meeting, stockholders will be asked to consider proposals to:

(i)	elect two directors to serve for three-year terms; and

(ii)	ratify the selection of KPMG LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003.

The Board of Directors recommends that stockholders vote “FOR” each of the nominees for director and “FOR” the proposal to ratify the selection of KPMG.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company’s common stock, $0.001 par value (the “Common Stock”), is the only type of security whose holders are entitled to vote at the Annual Meeting. On October 3, 2003, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 71,824,587 shares of Common Stock outstanding. Each stockholder of record is entitled to one vote for each share of Common Stock held by such stockholder on October 3, 2003.

Quorum Required

The Company’s Bylaws provide that the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal One. Directors are elected by a plurality of the affirmative votes cast by holders of those shares present in person, or represented by proxy at the Annual Meeting. The two nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal Two. Ratification of the appointment of KPMG LLP as the Company’s independent accountants for the year ending December 31, 2003 requires the affirmative vote of holders of a majority of those shares present in person, or represented by proxy. Abstentions are not affirmative votes and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be treated as voting on the matter and thus, will not affect the outcome of the voting on the proposal.

Proxies

Whether or not you are able to attend the Company’s Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted “FOR” the Nominees of the Board of Directors (as set forth in Proposal One), “FOR” Proposal Two and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. Any stockholder giving a proxy may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the Annual Meeting, withdrawing the proxy and voting in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders.

Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Company currently has 8 directors, divided into three classes. The term of one class of directors expires each year. The persons whose names are listed below have been nominated for election as directors by the Board of Directors. Each of the nominees, if elected, will serve until the Annual Meeting in 2006 or until his successor has been elected and qualified. Each of the nominees is currently a member of the Board of Directors.

One director, Eric L. Bernthal, who was elected at the 2001 Annual Meeting, resigned on June 17, 2003 without any disagreement with the Company on any matter relating to the Company’s operations, policies or practices; Mr. Bernthal would have been up for re-election to the Board during 2003. Another director, Jeffrey A. Dankworth, who was elected at the 2002 Annual Meeting, resigned on May 14, 2003 without any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board of Directors’ nominees for the office of director for three-year terms expiring in 2006 are as follows:

Name	Age	Title(s)
Omar A. Choucair	41	Chief Financial Officer and Director
David M. Kantor (1)	45	Director

(1)	Member of the Compensation Committee

Omar A. Choucair joined the Company as Chief Financial Officer and Director in July 1999. Prior to joining the Company, Mr. Choucair served as Vice President of Finance for AMFM, Inc. (formerly Chancellor Media Corporation), and served as Vice President of Finance for Evergreen Media before it was acquired by Chancellor Media in 1997. Prior to entering the media industry, Mr. Choucair was a Senior Manager at KPMG LLP, where he specialized in media and telecommunications clients. Mr. Choucair received a B.B.A. from Baylor University.

David M. Kantor has been a member of the Board of Directors of the Company since August 1999. Mr. Kantor is a media industry consultant and Vice Chairperson and CEO of Reach Media, a company that develops, acquires and partners in quality media and marketing opportunities targeting the African American population. Formerly, he was Senior Vice President for Network Operations of AMFM, Inc. (formerly Chancellor Media Corporation) and President of ABC Radio Network, having previously served as Executive Vice President. Prior to joining ABC Radio Network, he held executive positions with Cox Cable and Satellite Music Network. Mr. Kantor holds a B.S. from the University of Massachusetts and an MBA from Harvard Business School.

Directors Continuing in Office

Name	Age	Title(s)	Expiration of Term
Scott K. Ginsburg (1)	51	Chairman of the Board	2004
Matthew E. Devine	55	Chief Executive Officer and Director	2004
Lawrence D. Lenihan, Jr. (1)	38	Director	2004
Cappy R. McGarr (2)	52	Director	2005
Robert J. Schlegel (2)	53	Director	2005
Kevin C. Howe (2)	54	Director	2005

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee

Scott K. Ginsburg joined the Company in December 1998 as Chief Executive Officer and Chairman of the Board. In July 1999, Matthew E. Devine assumed the responsibilities of Chief Executive Officer, but Mr. Ginsburg remains the Company’s Chairman. Mr. Ginsburg founded the Boardwalk Auto Group in 1998, which consists of several car dealerships located in the Dallas area. From 1997 to 1998, Mr. Ginsburg served as Chief Executive Officer and Director of Chancellor Media (now AMFM Corporation). Mr. Ginsburg founded Evergreen Media Corporation in 1988, and was the co-founder of Statewide Broadcasting, Inc. and H&G Communications, Inc. Mr. Ginsburg earned a B.A. from George Washington University in 1974 and a J.D. from Georgetown University in 1978.

Matthew E. Devine joined the Company in July 1999 as Chief Executive Officer and Director. Prior to joining the Company, Mr. Devine served as Chief Financial Officer of AMFM Corporation (formerly Chancellor Media) and served as Chief Financial Officer, Executive Vice President, Treasurer, Secretary and Director for Evergreen Media Corporation. Between 1975 and 1988, Mr. Devine served in various finance positions at AMR Corporation, parent company to American Airlines.

Cappy R. McGarr has been a member of the Board of Directors of the Company since February 2001. Mr. McGarr is President of McGarr Capital Holdings, LLC, an asset management company. He received Bachelor of Arts, Bachelor of Journalism and Master of Business Administration degrees from the University of Texas at Austin. Upon completing his graduate degree in 1977, Mr. McGarr was employed by Goldman, Sachs & Co. He serves on the Board of Trustees of The National Archives Foundation and the Board of Directors of the Lyndon Baines Johnson Foundation.

Lawrence D. Lenihan, Jr. has been a member of the Board of Directors of the Company since July 1997. Mr. Lenihan is a Managing General Partner and co-head of the Pequot venture and private equity funds and a Managing Director of Pequot Capital Management, Inc. He joined the predecessor to this firm, Dawson-Samberg Capital Management, in 1996. Prior to joining Pequot, Mr. Lenihan was a principal at Broadview Associates, LLC from 1993 to 1996. Prior to joining Broadview, Mr. Lenihan held several positions at IBM, most recently as the leader of an interactive multimedia software product business. Mr. Lenihan graduated from Duke University with a B.S. in Electrical Engineering and he holds an M.B.A. from the Wharton School of Business at the University of Pennsylvania. He currently serves as a director of several public and private companies including Elance, First Advantage Corp., Klocwork, Netegrity, Outlooksoft, Performaworks, and Swingtide.

Robert J. Schlegel has been a member of the Board of Directors of the Company since February 2001. Mr. Schlegel has been the CEO of The Pavestone Company, a manufacturer of decorative, environmental-friendly concrete landscape products, since 1980. Mr. Schlegel also built a health care company, PeopleCare Heritage Centers, including 2,200 nursing retirement care beds in 13 Texas facilities. Mr. Schlegel has been actively involved in the Dallas community with the Trinity Christian Academy, the Cox School of Business at Southern Methodist University, the Salvation Army, Students in Free Enterprise, the Alzheimer’s Association, the Dallas Symphony, the Young Presidents’ Organization and his own foundation, the Schlegel Horizons Foundation. Mr. Schlegel graduated with a B.A. degree in Economics from Wilfrid Laurier University in 1972.

Kevin C. Howe is the Managing Partner of Mercury Ventures and has been a member of the Board of Directors of the Company since February 2001. Mercury Ventures manages 3 different funds that invest in emerging technology companies that focus on Internet applications. Mr. Howe serves on the board of The Sage Group, plc. which is traded on the London Stock Exchange. Mr. Howe also sits on the boards of seven privately held technology firms. In 1985, he co-founded DacEasy, an early leader in packaged application software. In 1987, Mr. Howe led the sale of DacEasy to Insilco (a Fortune 500 company). In 1991, Mr. Howe led the carve-out of DacEasy from Insilco and subsequent sale to The Sage Group, plc. which had market capitalization of over $7 billion. He was CEO of the US operations responsible for operations and acquisitions until 1999. In 1993, Mr. Howe also co-founded Martin Howe Associates, which was an early leader in the merchant credit card processing industry and a pioneer in wireless solutions. The company was sold in 1997 to PMT, a Nasdaq listed company. Mr. Howe received his MBA from SMU in 1976.

Committees and Meetings of the Board of Directors

During the fiscal year ended December 31, 2002, the Board of Directors held four meetings, one of which was held via teleconference. For the fiscal year, each of the directors during the term of their tenure, attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Board of Directors does not have a Nominating Committee.

During the fiscal year ended December 31, 2002, the Audit Committee held three meetings. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of accountants, the scope of the annual audits, fees to be paid to the accountants, the performance of the accountants and the accounting practices of the Company. The members of the Audit Committee for 2002 and 2003 are Messrs. Schlegel, McGarr and Howe.

During the fiscal year ended December 31, 2002, the Compensation Committee did not have any meetings. Instead, all issues normally considered by the Compensation Committee were considered by the entire Board of Directors. The Compensation Committee reviews the performance of the executive officers of the Company and reviews the compensation programs for other key employees, including salary and cash bonus levels, option grants under the 1992 Stock Option Plan and non-plan option grants. The members of the Compensation Committee for 2002 and 2003 are Messrs. Ginsburg, Lenihan and Kantor.

The Executive Committee was established in January 2001. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company’s business that require action by the Board of Directors, except with respect to certain specified matters that by law must be approved by the entire Board. The members of the Executive Committee for 2002 and 2003 are Messrs. Ginsburg, Devine and Choucair.

Director Compensation

Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director other than reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of the Company’s Board of Directors and the committees thereof. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

All non-employee Board members are eligible for option grants pursuant to the provisions of the Company’s 1995 Director Option Plan described herein. Directors who are also employees of the Company are eligible to receive options for Common Stock directly under the 1992 Stock Option Plan and, if officers of the Company, are also eligible to receive incentive cash bonus awards and are eligible to participate in the 1996 Employee Stock Purchase Plan.

The Board of Directors unanimously recommends that the stockholders vote “FOR” each nominee for the Board of Directors.

PROPOSAL TWO: RATIFICATION OF KPMG LLP

The Company is asking the stockholders to ratify the appointment of KPMG LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003. The affirmative vote of the holders of a majority of shares present or represented by proxy at the Annual Meeting will be required to ratify the appointment of KPMG LLP.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the Company and its stockholders’ best interests.

KPMG LLP has audited the Company’s financial statements since 1999. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the selection of KPMG LLP to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16 (a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company’s Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16 (a) reports that the Company received from such persons for their 2002 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representation received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2002 fiscal year, the Company believes that all reporting requirements under Section 16 (a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders at all times during the 2002 fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 3, 2003 (except where otherwise noted), certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding shares of common stock, (ii) each of the Company’s directors and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. As of October 3, 2003, the directors and executive officers of the Company own 31,516,319 shares of Common Stock entitled to vote, representing 43.9% of the outstanding shares of Common Stock.

	Shares Beneficially Owned as of October 3, 2003 (1) (2)
Beneficial Owner	Number of Shares	Percentage of Class
Scott Ginsburg (3) Moon Doggie Family Partnership	31,946,641	40.5%
Pequot Capital Management, Inc. (4) 500 Nyala Farm Road Westport, Connecticut 06880	5,255,047	7.3%
Matthew E. Devine (5)	2,908,142	3.9%
Omar A. Choucair (6)	685,929	*
Lawrence D. Lenihan, Jr (7)	5,255,047	7.3%
David M. Kantor (8)	64,444	*
Cappy R. McGarr (9)	208,644	*
Jeffrey A. Dankworth P.O. Box 484 Verdi, NV 89439	5,391,146	7.5%
Robert J. Schlegel (9)	317,764	*
Kevin Howe (9)	191,104	*
All current directors and executive officers as a group (10)	41,577,717	50.8%

*	Less than 1% of the outstanding shares of common stock.

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. To the Company’s knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common stock shown as beneficially owned by them. Unless otherwise indicated, the business address of each beneficial owner listed is 750 West John Carpenter Freeway, Suite 700, Irving, Texas 75039.

(2)	The number of shares of common stock deemed outstanding as of October 3, 2003 was 71,824,587. The number of beneficially owned shares includes shares issuable pursuant to stock options and warrants that may be exercised within sixty days after October 3, 2003.

(3)	Based on a filing with the Securities and Exchange Commission, dated January 22, 2001, indicating beneficial ownership as of such date. Includes 22,028,594 shares held of record by Scott K. Ginsburg and 2,920,134 shares held in the name of Moon Doggie Family Partnership, L.P. Scott K. Ginsburg, the Company’s Chairman of the Board, is the sole general partner of Moon Doggie Family Partnership, L.P. Includes options exercisable into 479,654 shares of common stock, warrants issued to Moon Doggie Family Partnership, L.P. exercisable into 3,008,527 shares of common stock and warrants issued to Scott K. Ginsburg exercisable into 3,509,730 shares of common stock.

(4)

Includes 375,367 shares held of record by Pequot Offshore Private Equity Fund, Inc., 2,964,740 shares held of record by Pequot Private Equity Fund, L.P., 769,602 shares held in the name of Pequot International Fund, Inc., 54,300 shares held in the name of Pequot Core Investors Fund, Inc. and 823,902 shares held of record by Pequot Partners Fund, L.P. (together, the “Pequot Funds”). The Pequot Funds are managed by Pequot Capital Management, Inc., which holds voting and dispositive power for all shares held by the Pequot Funds. Pequot Capital Management, Inc. acquired beneficial ownership of such shares from Dawson-Samberg Capital Management, Inc., the former investment advisor to the Pequot Funds. On January 1, 1999, Dawson-Samberg Capital Management, Inc. spun-off a portion of its investment management business to Pequot Capital Management, Inc., including the beneficial ownership of all of such shares formerly held by Dawson-Samberg Capital Management, Inc. Includes warrants exercisable into 207,692 shares of common stock. Also includes options to purchase 59,444 shares of common stock granted to Mr. Lenihan. Mr. Lenihan may be deemed to beneficially own these securities. Mr. Lenihan disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them.

(5)	Includes options exercisable into 1,643,198 shares of common stock and warrants exercisable into 303,310 shares of common stock.

(6)	Includes options exercisable into 575,404 shares of common stock and warrants exercisable into 86,660 shares of common stock.

(7)	Includes 5,195,603 shares beneficially owned by affiliated entities of Pequot Capital Management, Inc., of which Mr. Lenihan disclaims beneficial ownership as set forth in footnote 4 above. Includes options exercisable into 59,444 shares of common stock.

(8)	Includes options exercisable into 54,444 shares of common stock.

(9)	Includes options exercisable into 44,444 shares of common stock.

(10)	Includes options exercisable into 2,935,479 shares of commons stock and warrants exercisable into 7,115,919 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2002, Latham & Watkins provided legal services to the Company. Latham & Watkins is expected to perform legal services for the Company in the future. Eric L. Bernthal, a former director of the Company, is a partner of Latham & Watkins.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation earned by the Company’s Chief Executive Officer and the four other most highly compensated executive officers (collectively, the “Named Officers”).

		Annual Compensation (1)							Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation			Securities Underlying Options
Scott K. Ginsburg Chairman of the Board	2002 2001 2000	$ $ $	250,000 250,000 250,000	$ $ $	— — —	$ $ $	755,848 167,542 180,006	(2) (2) (2)	25,000 50,000 —

Matthew E. Devine Chief Executive Officer	2002 2001 2000	$ $ $	250,000 250,000 250,000	$ $ $	— — —	$ $ $	12,000 12,000 12,000	(3) (3) (3)	525,000 50,000 —

Omar A. Choucair Chief Financial Officer	2002 2001 2000	$ $ $	175,000 175,000 150,000	$ $ $	21,250 — —	$ $ $	— — —		250,000 50,000 —

Jeffrey A. Dankworth Former President of StarGuide Digital Networks, Inc.	2002 2001 2000	$ $ $	250,000 250,000 250,000	$ $ $	— — —	$ $ $	10,800 10,800 10,800	(3) (3) (3)	25,000 50,000 —

Robert C. Ryan Former General Intellectual Property Counsel of StarGuide Digital Networks, Inc.	2002 2001 2000	$ $ $	275,000 275,000 203,624	$ $ $	— — 20,376	$ $ $	19,895 420,733 —	(4) (4)	25,000 50,000 —

(1)	Annual compensation amounts for 2000 represent the combined amounts and awards for services performed by the individuals related to both Digital Generation Systems, Inc. and StarGuide Digital Networks, Inc.
(2)	For 2002, represents reimbursement of automobile expenses ($32,612), travel expenses incurred during 1999 and 2000 but not reimbursed by the Company until 2002 ($706,305) and miscellaneous expenses ($16,931). For 2001, represents reimbursement of automobile expenses ($12,000) and travel expenses incurred during 1999 and 2000 ($155,542). Effective January 1, 2001, the Company ceased reimbursement of expenses related to Mr. Ginsburg’s airplane incurred after such date. For 2000, represents reimbursement of automobile expenses ($12,000) and travel expenses incurred during 1999 and 2000 ($168,000).
(3)	Represents reimbursement of automobile expenses.
(4)	For 2002, includes medical expense reimbursement of $19,895. For 2001, includes forgiveness of loan ($400,000) and medical expense reimbursement ($20,733).

The following table contains information concerning the stock option grants made to each of the Named Officers for 2002. No stock appreciation rights were granted to these individuals during such year.

	Individual Grant (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
Name	Number of Securities Underlying Options Granted	% Of Total Options Granted to Employees In 2002	Exercise Price Per Share	Expiration Date

					5%	10%

Scott K. Ginsburg	25,000	1.1%	$1.29	02/19/09	$13,129	$30,596

Matthew E. Devine	25,000	1.1%	$1.29	02/19/09	$13,129	$30,596
	500,000	22.2%	$1.13	08/25/09	$230,012	$536,025

Omar A. Choucair	250,000	11.1%	$1.29	02/19/09	$131,290	$305,961

Jeffrey A. Dankworth	25,000	1.1%	$1.29	02/19/09	$13,129	$30,596

Robert C. Ryan	25,000	1.1%	$1.29	02/19/09	$13,129	$30,596

(1)	Each of the options listed above has a term of 7 years, subject to earlier termination upon termination of employment. In the event of a merger of the Company with or into another corporation or other legal entity, where vested options have not been assumed or substituted by such successor corporation or other entity, such options will be exercisable for a period of 15 days from the date of notice thereof, and will terminate upon the expiration of such period. The Company’s 1992 Stock Option Plan provides that upon a change in control, the unvested options granted to each of the Company’s executive officers will be subject to accelerated vesting to the extent of 50% of such unvested options. A change in control is defined as (i) merger or acquisition of the Company resulting in a 50% or greater change in the total voting power of the Company immediately following such transaction, or (ii) certain changes in the majority composition of the Company’s Board of Directors during a 24-month period, which changes are not initiated by the Board of Directors.

The following table sets forth information concerning option exercises during the 2002 fiscal year and option holdings as of the end of the 2002 fiscal year with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of the year.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised in-the-Money Options at Fiscal Year End (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Scott K. Ginsburg	—	$—	457,258	51,042	$—	$—

Matthew E. Devine	—	$—	1,399,565	608,735	$—	$—

Omar A. Choucair	—	$—	444,285	279,035	$—	$—

Jeffrey A. Dankworth	—	$—	197,278	51,042	$—	$—

Robert C. Ryan	—	$—	395,410	51,042	$—	$—

(1)	Based on the fair market value of the Company’s common stock at December 31, 2002, of $1.07 per share, less the exercisable price payable for each share.

Equity Compensation Plan Information:

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2002:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
Equity compensation plans approved by security holders	9,772,338	$2.36	9,771,836
Equity compensation plans not approved by security holders	—	$—	—

Total	9,772,338	$2.36	9,771,836

(1)	This table excludes an aggregate of 7,823,033 shares issuable upon exercise of outstanding options and warrants assumed by the Company in connection with the Company’s merger with StarGuide Digital Networks, Inc. in January 2001. The weighted-average exercise price of the excluded options and warrants is $2.64 per share.
(2)	Includes 68,679 shares issuable under the Company’s Employee Stock Purchase Plan.

Employment Contracts and Change in Control Arrangements

None of the Company’s current executive officers have employment or severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

Compensation Committee Report

The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee” or the “Committee”) reviews and approves the Company’s compensation policies. The following is the report of the Compensation Committee describing the compensation policies applicable to the compensation of the Company’s Chief Executive Officer and other executive officers for the 2002 fiscal year.

For the 2002 fiscal year, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company’s key executive officers. However, the Committee made the final compensation decisions concerning such officers.

General Compensation Philosophy. The Company’s philosophy in setting its compensation policies for executive officers is to maximize shareholder value over time. The primary goal of the Company’s executive compensation program is, therefore, to closely align the interests of the executive officers with those of the Company’s shareholders. To achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive total compensation at risk, with payment of that portion tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in the Company. The Compensation Committee currently uses salary, incentive cash bonus awards and long-term stock-based incentives to meet these goals.

Base Salary. The base salary component of total compensation is primarily designed to attract, motivate, reward and retain highly skilled executives and to compensate executives competitively within the industry and the marketplace. In establishing base salaries of executive officers, the Compensation Committee evaluates each executive’s salary history, scope of responsibility at the Company, prior experience, past performance for the Company, expected contribution to the Company’s future success and recommendations from management. The Compensation Committee also takes into account the salaries for similar positions at comparable companies in the Company’s industry, based on each individual Committee member’s industry experience, and the position of each executive officer’s base pay relative to the total compensation package, including cash incentives and long-term stock based incentives. In making its salary decisions, the Compensation Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

Incentive Cash Bonuses. Each executive officer’s annual bonus is based on qualitative and quantitative factors and is intended to motivate and reward executive officers by directly linking the amount of the bonus to performance targets. In addition, incentive bonuses for executive officers are intended to reflect the Compensation Committee’s belief that the compensation of each executive officer should be contingent upon the overall performance of the Company. To carry out this philosophy, the Board of Directors reviews and approves the financial goals for the fiscal year. The Compensation Committee then evaluates the overall performance of the Company and approves performance bonuses based on the extent to which the goals of the Board of Directors have been achieved. During fiscal 2002, the Board of Directors and/or the Compensation Committee, in their discretion, did not approve any cash bonuses to the CEO or executive officers.

Long-Term Incentive Compensation. The Compensation Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy. The Company considers long-term incentives to its Chief Executive Officer and its other executive officers. The purpose of such option grants is to attract and retain the best employee talent available and to create a direct link between executive compensation and the long-term performance of the Company. The Compensation Committee believes that stock options directly motivate its executive officers to maximize long-term shareholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company’s common stock on the date of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company, and then only if the market price of the Company’s common stock appreciates over the option term. The Board of Directors and/or the Compensation Committee consider the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals.

CEO Compensation. On July 22, 1999, Mr. Devine was appointed the Chief Executive Officer of the Company. Effective August 1, 1999, Mr. Devine’s annual salary was established at $125,000 each for the Company and StarGuide, resulting in a total annual salary of $250,000 for 2001 as a result of the merger between the Company and StarGuide. Mr. Devine’s compensation was based on his experience and responsibility as well as compensation offered to similarly situated executives.

Tax Limitation. Under the Federal tax laws, a publicly held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the shareholders were asked to approve a limitation under the Company’s 1992 Stock Option Plan on the maximum number of shares of common stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1992 Stock Option Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since the cash compensation paid to the Company’s executive officers for the 2002 fiscal year did not exceed the $1 million limit per officer and it is not expected that the cash compensation to be paid to any executive officer for the 2003 fiscal year will exceed this limit, the Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company’s executive officers to the $1 million cap.

Respectfully submitted,

COMPENSATION COMMITTEE:

Scott K. Ginsburg

Lawrence D. Lenihan, Jr.

David M. Kantor

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Ginsburg, Lenihan and Kantor. Other than Mr. Ginsburg, the Company’s Chairman of the Board and former Chief Executive Officer, none of these individuals was at any time during 2002, or at any other time, an officer or employee of the Company.

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Audit Committee Report

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of Company’s Board of Directors submits the following report:

The Audit Committee of the Board of Directors (the “Audit Committee”) is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management to review and discuss the December 31, 2002 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards. The Audit Committee also received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the year ended December 31, 2002, and the reviews of the condensed financial statements included in the Company’s quarterly reports on Forms 10-Q for the year ended December 31, 2002, were $209,000.

Financial Information Systems Design and Implementation Fees. There were no fees billed by KPMG LLP for information technology services rendered during the year ended December 31, 2002.

All Other Fees. The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by KPMG LLP during the year ended December 31, 2002, were $119,000. These other services consisted of tax services, audits of employee benefit plans and assistance with SEC filings.

Consideration of Non-audit Services Provided by the Independent Accountant. The Audit Committee has considered whether the services provided under other non-audit services are compatible with maintaining the auditor’s independence.

Respectfully submitted,

THE AUDIT COMMITTEE

Robert J. Schlegel, Committee Chairman

Cappy R. McGarr

Kevin C. Howe

STOCK PERFORMANCE TABLE

The table set forth below compares the cumulative total shareholder return on the Company’s common stock between December 31, 1997 and December 31, 2002 with the cumulative total return of (i) the Nasdaq Non-Financial Stocks Index and (ii) the Nasdaq Computer and Data Processing Services Stocks Index, over the same period. This table assumes the investment of $100.00 on December 31, 1997 in the Company’s common stock, the Nasdaq Non-Financial Stocks Index and the Nasdaq Computer and Data Processing Services Stocks Index, and assumes the reinvestment of dividends, if any.

The comparisons shown in the table below are based upon historical data. The Company cautions that the stock price performance shown in the table below is not indicative of, nor intended to forecast, the potential future performance of the Company’s common stock. Information used in the graph was obtained from the CRSP Total Return Index published by Nasdaq and SG Cowen, sources believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

	12/1997	12/1998	12/1999	12/2000	12/2001	12/2002
Digital Generation Systems, Inc.	$100	$223	$285	$85	$44	$43
Nasdaq Non-Financial Stocks	$100	$147	$288	$168	$128	$84
Nasdaq Computer and Data Processing Stocks SIC 7370-7379 US & Foreign	$100	$178	$392	$181	$145	$100

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this report or future filings made by the Company under those statutes, the Audit Committee Report, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

STOCKHOLDERS’ PROPOSALS

Proposals of stockholders intended to be presented at the 2004 annual meeting of stockholders must be received by the Company at its offices at 750 W. John Carpenter Freeway, Irving, Texas, 75039, not later than June 16, 2004 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company’s proxy statement for that meeting. If a stockholder intends to submit a proposal from the floor of the Company’s 2004 annual meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must provide written notice to the Company no later than August 30, 2004. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2004 annual meeting.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s website http://www.sec.gov.

MISCELLANEOUS

The Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares represented by the proxies in accordance with their best judgment and Rule 14a-4 under the Exchange Act.

By Order of the Board of Directors,

/s/ Omar A. Choucair

Omar A. Choucair Secretary

October 13, 2003

FORM OF PROXY

DIGITAL GENERATION SYSTEMS, INC.

750 W. John Carpenter Freeway, Irving, Texas 75039

This Proxy is solicited on behalf of the Board of Directors of Digital Generation Systems, Inc. for the Annual Meeting of Stockholders to be held November 18, 2003.

The undersigned (i) acknowledges receipt of the Notice dated October 13, 2003, of the Annual Meeting of Stockholders of Digital Generation Systems, Inc. (the “Company”) to be held on November 18, 2003, at 10:00 a. m. local time at the Marriott Hotel, 223 W. Las Colinas Blvd., Irving, Texas 75039 and the Proxy Statement in connection therewith and (ii) appoints Matthew E. Devine and Omar Choucair, and each of them, the undersigned’s proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned on October 3, 2003, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any postponements or adjournments thereof, and the undersigned directs that this proxy be voted as set forth on the reverse.

If more than one of the proxies named herein shall be present in person or by substitute at the meeting or at any postponements or adjournments thereof, both of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2.

(Continued and to be signed on the reverse side)

ΔFOLD AND DETACH HEREΔ

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH COMMON STOCKS AND HEREBY RATIFIES AND CONFIRMS ALL THAT THE PROXIES, THEIR SUBSTITUTES OR ANY OF THEM MAY LAWFULLY DO BY VIRTUE HEREOF.	Please mark your votes as indicated in this example	☒

1.	To elect two directors to serve three-year terms expiring in 2006 or, in each case until their successors have been duly elected and qualified.

	FOR	WITHHOLD AUTHORITY
Omar A. Choucair	☐	☐
David M. Kantor	☐	☐

2.	To ratify the selection of KPMG LLP as the Company’s independent accountants for the fiscal year ending December 31, 2003.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

Please mark, sign, date and return your proxy promptly in the enclosed envelope whether or not you plan to attend the Annual Meeting. No postage is required. You may nevertheless vote in person if you do attend.

Dated: ,2003

Signature of Stockholder
Signature of Stockholder
Title, if applicable

ΔFOLD AND DETACH HEREΔ